AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is entered into as of June 12, 2006 (this “Amendment”) among NOVASTAR RESOURCES LTD., a Nevada corporation (“Novastar”), TP ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Novastar (“Acquisition Sub”), and THORIUM POWER, INC., a Delaware corporation (“Thorium Power”). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Agreement (as defined below).

BACKGROUND

The Parties entered into an Agreement and Plan of Merger on February 14, 2006 (the “Agreement”) relating to the acquisition by Novastar of one hundred percent (100%) of the outstanding common stock of Thorium Power through a reverse merger of Acquisition Sub with and into Thorium Power. The Parties now desire to enter into this Amendment to modify the terms of the Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 1.2(a). Section 1.2(a) of the Agreement is deleted in its entirety and in lieu thereof the following new Section 1.2(a) is inserted:

“(a) Purchase Price.

(i) At the Closing, each issued and outstanding share of Thorium Power’s common stock, $0.05 par value per share (the “Thorium Power Common Stock”) other than shares of Thorium Power Common Stock held by Novastar shall be converted into the right to receive 25.454 shares of Novastar’s common stock, $0.001 par value per share (the “Novastar Common Stock”).

(ii) At the Closing, each Exchangeable Security that has an exercise price of $5.00 or $1.00 (constituting the only prices at which Exchangeable Securities are exercisable) shall be converted into the right to receive 22.750 and 11.936 shares of Novastar Common Stock, respectively.

(iii) All shares of Thorium Power Common Stock and all Exchangeable Securities will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Thorium Power Common Stock or certificate or other instrument evidencing any such Exchangeable Securities that are so exchanged shall cease to have any rights with respect thereto, except the right to receive the shares of Novastar Common Stock to be issued in consideration therefor upon the surrender of such certificate or other instrument in accordance with Section 1.2(c), without interest.

(iv) Any securities convertible into or exercisable for shares of Thorium Power Common Stock (the “Thorium Power Convertible Securities”) immediately prior to the Effective Time (other than the Exchangeable Securities) will become, at the Effective Time, securities exercisable for such number of shares of Novastar Common Stock as the holder of such securities would have received had such holder converted such securities into Thorium Power Common Stock immediately prior to the Closing. Appropriate adjustment will be made to any exercise or conversion price of such securities.”

2. Amendments to Section 1.4(d) - Definition of Conversion Ratio. Section 1.4(d) is deleted and in its place “[intentionally omitted]” is inserted.

3. Agreement. In all other respects, the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

NOVASTAR RESOURCES LTD.

By:  /s/ Seth Grae
Name: Seth Grae
Title: President and Chief Executive Officer

TP ACQUISITION CORP.

By:  /s/ Seth Grae
Name: Seth Grae
Title: President and Chief Executive Officer

THORIUM POWER, INC.

By:  /s/ Seth Grae
Name: Seth Grae
Title: President and Chief Executive Officer